EXHIBIT 99.1




April 30, 2015


Desmond Wheatley
President & CEO
Envision Solar International, Inc.
7675 Dagget Street, Suite 150,
San Diego, CA

C/O Board of Directors


                           RESIGNATION AS A DIRECTOR
                                       OF
                       ENVISION SOLAR INTERNATIONAL, INC.
                               Nevada Corporation

     This letter stands to notify you that I hereby resign as a director of Envision Solar International, Inc. a Nevada corporation effective immediately April 30, 2015. I resign for reasons cited in my prior communications related to my lack of comfort with financial procedures and untimely board meetings.

I have enjoyed my tenure on the Board and working with you all and wish the company great success in the future.

/s/ Paul Feller
--------------------------------
Paul Feller, resigning Director